                                                                    EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Petroleum Helicopters, Inc. on Form S-4 of our report dated March 22, 2002 (April 17,
2002 as to Note 12) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, as amended, described in Note 1), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
April 29, 2002